SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))

                                HEICO CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                HEICO CORPORATION
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                HEICO CORPORATION

                                ----------------

                    Notice of Annual Meeting of Shareholders
                            to be held March 20, 2001

                                ----------------

     The Annual Meeting of Shareholders of HEICO Corporation, a Florida corporation ("HEICO" or the "Company"), will be held on March 20, 2001, at 10:00 A.M. local time, at The Sheraton Fort Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida, for the following purposes:

     1.   To elect a Board of Directors for the ensuing year;

     2. Transacting such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of HEICO Common Stock and Class A Common Stock at the close of business on January 23, 2001 will be entitled to vote at the Meeting.

     You are requested, regardless of the number of shares owned, to sign and date the enclosed proxy and to mail it promptly, or use the telephone or Internet voting systems set forth in the proxy. You may revoke your proxy either by written notice to HEICO or in person at the Meeting (without affecting any vote previously taken).



                                              BY ORDER OF THE BOARD OF DIRECTORS
3000 Taft Street                                           Laurans A. Mendelson,
Hollywood, Florida                                        Chairman of the Board,
February 12, 2001                                                  President and
                                                         Chief Executive Officer

                                HEICO CORPORATION
                   3000 Taft Street, Hollywood, Florida 33021

                                ----------------

                                 PROXY STATEMENT

                                ----------------

     This Proxy Statement is furnished to the shareholders of HEICO Corporation ("HEICO" or the "Company") in connection with the solicitation of proxies by HEICO's Board of Directors (the "Board") for use at the annual meeting of shareholders of HEICO to be held at The Sheraton Fort Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33004 on Tuesday, March 20, 2001 at 10:00 A.M., local time. This Proxy Statement is first being mailed to shareholders on or about February 14, 2001.

     At the annual meeting, the shareholders will be asked to elect a Board and to vote on any other business which properly comes before the meeting.

     The Board of Directors of HEICO urges you promptly to date, sign and mail your proxy, or use the telephone or Internet voting systems set forth in the proxy, in the form enclosed with this Proxy Statement, to make certain that your shares are voted at the meeting. Proxies in the enclosed or other acceptable form that are received in time for the meeting will be voted. However, you may revoke your proxy at any time by a revocation in writing or a later dated proxy that is received by HEICO, and if you attend the meeting you may vote your shares in person.

     If your proxy is received in time for the meeting, it will be voted in the manner specified by you in the proxy. If you do not specify a choice, the proxy will be voted as indicated in the form of proxy.

     HEICO will bear the expense of soliciting proxies in the accompanying form. Solicitations will be by mail, and directors, officers and regular employees of HEICO may solicit proxies personally or by telephone, telegram or special letter. HEICO will also employ Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004, to assist in soliciting proxies for a fee of $5,000 plus related out-of-pocket expenses.

     Only holders of record of HEICO Common Stock, $0.01 par value per share (the "Common Stock") and Class A Common Stock, $0.01 par value per share (the "Class A Common Stock") at the close of business on January 23, 2001 will be entitled to vote at the meeting. On that date there were 8,536,886 shares of Common Stock, each entitled to one vote and 8,999,844 shares of Class A Common Stock, each entitled to 1/10th vote per share outstanding.

           VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth some information regarding the beneficial ownership of the Common Stock and Class A Common Stock as of January 23, 2001 by
(i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock or Class A Common Stock, (ii) the Chief Executive Officer and the other four most highly compensated executive officers,
(iii) each of the directors of the Company, and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock and Class A Common Stock shown as being beneficially owned by them.

                                                                               Shares Beneficially Owned(2)
                                                                   -----------------------------------------------------
                                                                                                        Class A
                                                                         Common Stock                Common Stock
                                                                   -------------------------   -------------------------
                        Name and Address
                     of Beneficial Owner(1)                           Number       Percent        Number        Percent
                     ----------------------                        -----------   -----------   ------------   ----------
(a) Certain beneficial owners:
Mendelson Reporting Group(3) ...................................    2,114,517        21.38%       937,287         9.62%
HEICO Savings and Investment Plan(4) ...........................    1,251,621        14.66%       817,148         9.08%
Dr. Herbert A. Wertheim(5) .....................................    1,136,176        13.31%       738,513         8.21%
Rene Plessner Reporting Group(6) ...............................      448,067         5.25%       291,243         3.24%
(b) Directors:
Jacob T. Carwile(7) ............................................      135,013         1.56%        88,627            *
Samuel L. Higginbottom .........................................        3,749            *          3,303            *
Wolfgang Mayrhuber(8) ..........................................        5,000            *          6,000            *
Eric A. Mendelson(9) ...........................................      456,855         5.18%       281,852         3.07%
Laurans A. Mendelson(10) .......................................    1,520,033        16.30%       565,566         6.02%
Victor H. Mendelson(11) ........................................      451,993         5.13%       278,933         3.04%
Albert Morrison, Jr.(12) .......................................       17,073            *         11,964            *
Dr. Alan Schriesheim(13) .......................................      122,994         1.42%        80,812            *
Guy C. Shafer(14) ..............................................       11,475            *          8,325            *
(c) Executive officers listed in Summary Compensation
    table who are not directors:
Thomas S. Irwin(15) ............................................      344,080         3.95%       156,526         1.72%
James L. Reum(16) ..............................................      117,549         1.36%        21,439            *
All directors and officers as a group (11 persons)(17) .........    2,871,450        27.60%     1,314,283        13.13%
All directors, officers, the HEICO Savings and
  Investment Plan and the Mendelson Reporting
  Group as a group .............................................    4,033,333        38.77%     2,072,829        20.70%

----------------
 *  Represents ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner identified is c/o HEICO Corporation, 3000 Taft Street, Hollywood, Florida 33021. Except as otherwise indicated, such beneficial owners have sole voting and investment power with respect to all shares of Common Stock and Class A Common Stock owned by them, except to the extent such power may be shared with a spouse.

(2) The number of shares of Common Stock and Class A Common Stock deemed outstanding includes (i) 8,536,886 shares of Common Stock outstanding as of January 23, 2001, (ii) 8,999,844 shares of Class A Common Stock outstanding as of January 23, 2001, and (iii) shares issued pursuant to options held by the respective person or group which may be exercised within 60 days after January 23, 2001 ("presently exercisable stock options") as set forth below. Pursuant to the rules of the Securities and Exchange Commission, presently exercisable stock options are deemed to be outstanding and to be beneficially owned by the person or group for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(3) The Mendelson Reporting Group consists of Laurans A. Mendelson; Eric A. Mendelson; Victor H. Mendelson; Mendelson International Corporation ("MIC"), a corporation whose stock is owned solely by Eric and Victor Mendelson and whose Chairman of the Board is Laurans A. Mendelson; LAM Limited Partners, a partnership whose sole general partner is a corporation controlled by Arlene Mendelson, the wife of Laurans A. Mendelson; LAM Alpha Limited Partners, a partnership whose sole general partner is a corporation controlled by Laurans A. Mendelson, and the Victor H. Mendelson

     Revocable Investment Trust, whose grantor, sole presently vested beneficiary and a trustee is Victor H. Mendelson. Includes 1,352,693 shares of Common Stock and 740,107 shares of Class A Common Stock covered by currently exercisable stock options. Also includes 636 shares of Class A Common Stock held of record by employees and former shareholders of the Company's Northwings Accessories Corp. subsidiary but subject to a voting proxy held by Laurans A. Mendelson. See Notes (9), (10) and (11) below. The address of the Mendelson Reporting Group is 825 Brickell Bay Drive, 16th Floor, Miami, Florida 33131.

(4) Reflects 794,747 shares of Common Stock and 526,908 shares of Class A Common Stock allocated to participants' individual accounts and 456,874 unallocated shares of Common Stock and 290,240 unallocated shares of Class A Common Stock as of September 30, 2000. Under the terms of the Plan, all shares allocated to the accounts of participating employees will be voted or not as directed by written instructions from the participating employees, and allocated shares for which no instructions are received and all unallocated shares will be voted in the same proportion as the shares for which instructions are received. The address of HEICO Savings and Investment Plan is c/o Reliance Trust Company, 3384 Peachtree Road NE, Suite 900, Atlanta, Georgia 30326.

(5) The address of Dr. Wertheim is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(6) Based on information in a Schedule 13D dated January 9, 1997 filed by Mr. Plessner individually and as sole Trustee for the Rene Plessner Associates, Inc. Profit Sharing Plan. Reflects 279,979 shares of Common Stock and 181,986 shares of Class A Common Stock held by Mr. Plessner and 168,088 shares of Common Stock and 109,256 shares of Class A Common Stock held by the Rene Plessner Associates, Inc. Profit Sharing Plan, an employee profit sharing plan of Rene Plessner Associates, Inc., an executive search company. The address of Rene Plessner Reporting Group is 375 Park Avenue, New York, NY 10052.

(7) Reflects 123,538 shares of Common Stock and 80,302 shares of Class A Common Stock subject to presently exercisable stock options. Mr. Carwile is not standing for re-election.

(8) Reflects 5,000 shares of Common Stock and 6,000 shares of Class A Common Stock subject to presently exercisable stock options. Mr. Mayrhuber is a nominee for election to the Board of Directors.

(9) Reflects 157,282 shares of Common Stock and 94,532 shares of Class A Common Stock held by MIC, 281,293 shares of Common Stock and 175,142 shares of Class A Common Stock covered by currently exercisable stock options and 16,238 shares of Common Stock and 10,632 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Eric A. Mendelson's account and 450 shares of Common Stock and 512 shares of Class A Common Stock owned by Eric Mendelson's children. See Note (3) above.

(10) Laurans A. Mendelson disclaims beneficial ownership with respect to 157,282 shares of Common Stock and 94,532 shares of Class A Common Stock, respectively, of these shares, which are held in the name of MIC, 34,550 shares of Common Stock and 11,867 shares of Class A Common Stock which were donated to and are presently held by the Laurans A. and Arlene H. Mendelson Charitable Foundation, Inc., of which Mr. Mendelson is President, 636 shares of Class A Common Stock held of record by employees and former shareholders of the Company's Northwings subsidiary but subject to a voting proxy held by Mr. Mendelson. Includes 516,319 shares of Common Stock and 54,547 shares of Class A Common Stock held solely by Mr. Mendelson or LAM Limited Partners or LAM Alpha Limited Partners. Also includes 790,105 shares of Common Stock and 389,821 shares of Class A Common Stock covered by currently exercisable stock options and 21,777 shares of Common Stock and 14,163 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Mr. Mendelson's account. See Notes (3),
     (9) and (11).

(11) Reflects 157,282 shares of Common Stock and 94,532 shares of Class A Common Stock held by MIC, 281,295 shares of Common Stock and 175,144 shares of Class A Common Stock covered by currently exercisable stock options, of which 156,485 shares of Common Stock and 101,715 shares of Class A Common Stock are held by the Victor H. Mendelson Revocable Investment Trust, and 12,721 shares of Common Stock and 8,347 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Victor H. Mendelson's account and 200 shares of Common Stock and 460 shares of Class A Common Stock owned by Victor Mendelson's children. See Note (3) above.

(12) Albert Morrison Jr.'s voting and dispositive power with respect to 15,481 and 10,062 shares of Common Stock and Class A Common Stock, respectively, is held indirectly through Sheridan Ventures, Inc., a corporation of which Mr. Morrison is the President, but not a shareholder.

(13) Reflects 111,182 shares of Common Stock and 72,270 shares of Class A Common Stock subject to presently exercisable stock options.

(14) Mr. Shafer is not standing for re-election.

(15) Reflects 172,743 shares of Common Stock and 104,586 shares of Class A Common Stock covered by currently exercisable stock options and 29,678 shares of Common Stock and 19,368 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to Thomas S. Irwin's account.

(16) Reflects 99,988 shares of Common Stock and 9,999 shares of Class A Common Stock covered by currently exercisable stock options, and 9,324 shares of Common Stock and 6,092 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to James L. Reum's account.

(17) Reflects 1,865,144 shares of Common Stock and 1,013,264 shares of Class A Common Stock covered by currently exercisable stock options. The total for all directors and officers as a group (11 persons) also includes 89,738 shares of Common Stock and 58,602 shares of Class A Common Stock held by the HEICO Savings and Investment Plan and allocated to accounts of officers pursuant to the Plan. See Note (4) above.

                           PROPOSAL TO ELECT DIRECTORS
                                (Proposal No. 1)

     Each of the seven individuals named in the table below has been nominated by management for election to the Board at the annual meeting to serve until the next annual meeting or until his successor is elected and qualified. All of the nominees are currently serving on the Board.

                                                                                             Director
Name                       Age     Corporate Office or Position                               Since
----                       ----    ----------------------------                              --------
Samuel L. Higginbottom     79      Director(1)(2)(5)                                           1989
Wolfgang Mayrhuber         53      Director Nominee(7)                                          --
Eric A. Mendelson          35      President - Flight Support Group of the Company;            1992
                                   President of HEICO Aerospace Holdings Corp. and
                                   Director(6)
Laurans A. Mendelson       62      Chairman of the Board, President and Chief Executive        1989
                                   Officer, Director(2)(6)
Victor H. Mendelson        33      President - Electronic Technologies Group and General       1996
                                   Counsel of the Company; President of HEICO Electronic
                                   Technologies Corp. and Director(4)(6)
Albert Morrison, Jr.       64      Director(3)(5)                                              1989
Dr. Alan Schriesheim       70      Director(2)(3)(4)                                           1984

----------------
(1) Member of Nominating and Executive Compensation Committee.
(2) Member of Executive Committee.
(3) Member of Finance/Audit Committee.
(4) Member of Environmental, Safety and Health Committee.
(5) Member of Stock Option Plan Committee.
(6) Laurans A. Mendelson is the father of Eric A. Mendelson and Victor H. Mendelson.
(7) Wolfgang Mayrhuber is not currently a director but has been serving on the Board as Advisor since 1997.


                         BUSINESS EXPERIENCE OF NOMINEES

     Samuel L. Higginbottom is a retired executive officer of Rolls Royce, Inc. (an aircraft engine manufacturer), where he served as Chairman, President and Chief Executive Officer from 1974 to 1986. He was the Chairman of the Columbia University Board of Trustees from 1982 until September 1989. He was President, Chief Operating Officer and a director of Eastern Airlines, Inc., from 1970 to 1973 and served in various other executive capacities with that company from 1964 to 1969. Mr. Higginbottom was a director of British Aerospace Holdings, Inc., an aircraft manufacturer, from 1986 to 1999 and was a director of AmeriFirst Bank from 1986 to 1991. He is a Trustee of St. Thomas University, Miami, Florida.

     Wolfgang Mayrhuber has served as Advisor to the Board of Directors of the Company since 1997. He has served with Deutsche Lufthansa since 1970, and has held various senior management positions for the maintenance and overhaul of aircraft, components and engines. In 1992, Mr. Mayrhuber was appointed Executive Vice President and Chief Operating Officer Technical for Lufthansa. In October 1994, he became Chairman of the Executive Board of Lufthansa Technik. Effective January 2001, Mr. Mayrhuber was promoted to Member of the Executive Board and Chief Executive Officer Passenger Airlines of Deutsche Lufthansa AG. Mr. Mayrhuber was appointed to the Board of Directors of Hawker Pacific Aerospace in 2000, which provides overhaul and repair services to the aviation industry, and has served as Chairman of its Board since that time.

     Eric A. Mendelson has served as Vice President of the Company since 1992, and has been President of HEICO Aerospace Holdings Corp. ("HEICO Aerospace"), a subsidiary of HEICO, since its formation in 1997 and President of HEICO Aerospace Corporation since 1993. He also served as President of HEICO's Jet Avion Corporation, a wholly owned subsidiary of HEICO Aerospace, from 1993 to 1996 and served as Jet Avion's Executive Vice President and Chief Operating Officer from 1991 to 1993. From 1990 to 1991, Mr. Mendelson was Director of Planning and Operations of the Company. Mr. Mendelson is a co-founder, and, since 1987, has been Managing Director of Mendelson International Corporation ("MIC"), a private investment company which is a shareholder of HEICO. Eric Mendelson is the son of Laurans Mendelson and the brother of Victor Mendelson.

     Laurans A. Mendelson has served as Chairman of the Board of the Company since December 1990. Mr. Mendelson has also served as Chief Executive Officer of the Company since February 1990, President of the Company since September 1991 and served as President of the Company's former MediTek Health Corporation subsidiary from May 1994 until its sale in July 1996. Mr. Mendelson serves on the Board of Governors of the Aerospace Industries Association and on the Board of Directors of Hawker Pacific Aerospace. Mr. Mendelson is a member of the Board of Trustees of Columbia University in the City of New York and the Board of Trustees of Mount Sinai Medical Center in Miami Beach, Florida. Mr. Mendelson is a Certified Public Accountant.

     Victor H. Mendelson has served as Vice President of the Company since 1996, as President of HEICO Electronic Technologies Corp., formerly HEICO Aviation Products Corp., a subsidiary of HEICO, since September 1996 and as General Counsel of the Company since 1993. He served as Executive Vice President of MediTek from 1994 and its Chief Operating Officer from 1995 until its sale in July 1996. He was the Company's Associate General Counsel from 1992 until 1993. From 1990 until 1992, he worked on a consulting basis with the Company, developing and analyzing various strategic opportunities. Mr. Mendelson is a co-founder and, since 1987, has been President of MIC (a private investment company which is a shareholder of HEICO). He is a Trustee of St. Thomas University, Miami, Florida and is a Director of the Florida Grand Opera. Victor Mendelson is the son of Laurans Mendelson and the brother of Eric Mendelson.

     Albert Morrison, Jr. has served as President of Morrison, Brown, Argiz & Company, a certified public accounting firm located in Miami, Florida, since 1971. He serves as the Chairman of the Dade County Industrial Development Authority and on the Florida International University Board of Trustees. Mr. Morrison also served as a director of Logic Devices, Inc., a computer electronics company.

     Dr. Alan Schriesheim is retired from the Argonne National Laboratory, where he served as Director from 1984 to 1996. From 1983 to 1984, he served as Senior Deputy Director and Chief Operating Officer of Argonne. From 1956 to 1983, Dr. Schriesheim served in a number of capacities with Exxon Corporation in research and administration, including positions as General Manager of the Engineering Technology Department for Exxon Research and Engineering Co. and Director of Exxon's Corporate Research Laboratories. Dr. Schriesheim is also a director of Rohm and Haas Company, a chemical company, and a member of the Board of the Children's Memorial Hospital of Chicago, Illinois.

     Meetings of the Board are held periodically during the year. The Board held six meetings in fiscal 2000. The Board currently has five standing committees: the Executive Committee; the Nominating and Executive Compensation Committee; the Finance/Audit Committee; the Environmental, Safety and Health Committee and the Stock Option Plan Committee.

     The Executive Committee has such powers as are delegated by the Board, which may be exercised while the Board is not in session, provided such powers are not in conflict with specific powers conferred to other committees or are otherwise contrary to law.

     The Nominating and Executive Compensation Committee determines the Company's director and officer requirements and recommends to the full Board nominees for election. The Nominating and Executive Compensation Committee does not solicit nominations from shareholders. The Nominating and Executive Compensation Committee also reviews and approves compensation of the Company's officers, key employees and directors.

     The Finance/Audit Committee oversees the quality and integrity of the accounting, auditing, and reporting practices of the Company including a recommendation for selection and retention of the Company's independent accountant, oversight of internal audit activities and controls, review of internal statements with management and the independent auditor, and reviewing the status of pending litigation, tax matters and compliance issues. The Audit Committee Charter ("the Charter") is attached as Appendix A hereto and the Finance/Audit Committee Report is included herein.

     The Environmental, Safety and Health Committee meets with the Company's senior management and oversees compliance in all matters relating to federal and state environmental, safety and health regulations.

     The Stock Option Plan Committee administers the Company's stock option plans including authority to grant options, determines the persons to whom and the times at which options are granted, and determines the terms and provisions of each grant.

     During fiscal 2000, the Nominating and Executive Compensation Committee met three times, the Finance/Audit Committee met four times, the Environmental, Safety and Health Committee met two times and the Stock Option Committee met three times. The Executive Committee did not meet in fiscal 2000.

     The persons named in the enclosed proxy card intend to vote such proxy for the election of the listed nominees, or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other person as management may recommend in the place of such nominee to fill such vacancy. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL OF MANAGEMENT'S NOMINEES.

Compensation of Directors

     Directors receive director's fees of $1,000 for each regular Board meeting attended and an annual retainer of $18,000. Directors of the Company are required to purchase shares of HEICO common stock equivalent to 1/3 of their annual retainers ($6,000). Members of committees of the Board of the Company are paid a $2,000 annual retainer for each committee served and $500 for attendance at each committee meeting. In addition, committee chairmen are paid an annual retainer of $1,000 for each committee chaired. During fiscal 2000, an aggregate of $239,500 was paid to directors under the compensation arrangements described above (including $31,500 paid to Jacob Carwile, $33,000 paid to Samuel Higginbottom, $33,500 paid to Albert Morrison, Jr., $34,500 paid to Dr. Alan Schriesheim and $28,500 paid to Guy Shafer), excluding amounts paid to Laurans
A. Mendelson, Eric A. Mendelson and Victor H. Mendelson, which are reported in the Summary Compensation Table. Per diem fees for other consulting services are paid to individual directors, as assigned by the Chairman of the Board, in the amount of $600 per day. During fiscal 2000, an aggregate of $131,400 was paid to directors for consulting services (including $46,800 paid to Jacob Carwile, $78,000 paid to Samuel Higginbottom and $6,600 paid to Dr. Alan Schriesheim).

     The Company's Directors' Retirement Plan, adopted in 1991 in order to facilitate Director retirements, covers the then current directors of the Company. Under the Directors' Retirement Plan, participants will, upon retirement from the Board, receive annually the average retainer such director was paid during his service as a member of the Board payable in quarterly installments. Such quarterly payments are not to be less than $3,000. Subject to the terms of the Directors' Retirement Plan, these quarterly payments will continue for the same period of time that the participant served on the Board, not to exceed ten years. During fiscal 2000, $61,900 was accrued, while amounts totaling $22,500 were paid pursuant to the Directors' Retirement Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or its subsidiaries (determined as of the end of the last fiscal year) for the fiscal years ended October 31, 2000, 1999 and 1998:

                                                                                       Long-Term Compensation
                                                                             ---------------------------------------
                                                                                       Awards                Payouts
                                                                             ------------------------------ --------
                                                 Annual Compensation(1)       Restricted
                                      --------------------------------------     Stock         Options/       LTIP      All Other
Name and Principal Position    Year   Salary($)      Bonus($)      Other($)   Award(s)($)     SARs(#)(2)    Payouts  Compensation($)
---------------------------    ----   --------- ---------------- ----------- ------------- ---------------- -------- ---------------
Laurans A. Mendelson           2000    495,000      900,000(3)    27,500(4)       --          27,500(5)         --       25,050(6)
Chairman of the Board,         1999    385,000           --       24,000(4)       --         110,000(5)(8)      --       25,330(6)
President and Chief            1998    385,000      350,000       33,215(4)       --          27,500(5)(8)      --       25,330(6)
Executive Officer

Thomas S. Irwin                2000    250,000      500,000(3)        --          --          15,400(5)         --        7,588(7)
Executive Vice President       1999    180,000           --           --          --          44,000(5)(8)      --        6,890(7)
and Chief Financial Officer    1998    180,000      190,000           --          --          55,000(5)(8)      --        7,159(7)

Eric A. Mendelson              2000    250,000      500,000(3)    24,000(4)       --          15,400(5)         --        7,588(7)
President - Flight             1999    180,000           --       19,000(4)       --          44,000(5)(8)      --        5,713(7)
Support Group;                 1998    180,000      190,000       29,882(4)       --         110,000(5)(8)      --        7,454(7)
President of HEICO
Aerospace Holdings Corp.

Victor H. Mendelson            2000    250,000      500,000(3)    27,000(4)       --          15,400(5)         --        7,588(7)
President - Electronic         1999    180,000           --       24,500(4)       --          44,000(5)(8)      --        6,907(7)
Technologies Group and         1998    180,000      190,000       33,382 (4)      --         110,000(5)(8)      --        7,238(7)
General Counsel;
President of HEICO
Electronic Technologies Corp.

James L. Reum                  2000    180,000      100,000(3)        --          --              --            --        4,873(7)
Executive Vice President of    1999    180,000           --           --          --              --            --        6,600(7)
HEICO Aerospace                1998    180,000      150,000           --          --          27,500(5)(8)      --        5,801(7)
Holdings Corp.

----------------
(1) Salary and bonus amounts include amounts deferred by executive officers pursuant to a non-qualified deferred compensation plan available to selected employees. Under such deferred compensation plan, selected employees may elect to defer a portion of their compensation. Amounts deferred are immediately vested and invested in individually directed investment accounts. Earnings on such investment accounts, which are maintained by a Trustee, accrue to the benefit of the individual.

(2) The Company has not granted and does not currently grant Stock Appreciation Rights ("SARs"). The option share amounts presented have been adjusted for stock splits and dividends, as applicable.

(3) Represents a special contingent cash incentive payment awarded from the proceeds of the sale of Trilectron Industries, Inc.

(4)  Represents payments of directors' fees.

(5)  Represents options granted for Common Stock and Class A Common Stock.

(6) Includes annual life insurance premiums paid by the Company of $18,250 in fiscal years 2000, 1999 and 1998. Amount also includes Company contributions to his HEICO Savings and Investment Plan account of $6,800 in fiscal 2000, $7,080 in fiscal 1999 and $7,080 in fiscal year 1998. Prior to receiving a portion of the Company contributions under such plan, Mr. Mendelson contributed, in cash, twice the amount that he received in stock. Participation in the HEICO Savings and Investment Plan is available to nearly all employees of the Company.

(7) Represents Company contributions to the HEICO Savings and Investment Plan account of the named executive. Prior to receiving a portion of the Company contributions under such plan, each named executive contributed, in cash, twice the amount that he received in HEICO stock. Participation in the HEICO Savings and Investment Plan is available to nearly all employees of the Company.

(8)  These options were voluntarily cancelled during fiscal 2000.

Options/SAR Grants Table

     The following table sets forth information concerning individual grants of stock options pursuant to the Company's Non-Qualified Stock Option Plan and the 1993 Stock Option Plan during the fiscal year ended October 31, 2000 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company. The Company has not granted and does not currently grant stock appreciation rights.

                     Options/SAR Grants in Last Fiscal Year

                                                                                                        Potential Realizable
                                                                                                            Value Assuming
                                              % of Total                                                Annual Rates of Stock
                                             Options/SARs                   Market                         Appreciation for
                                  Options/    Granted to     Exercise      Price on                         Option Term(3)
                                    SARs     Employees in     or Base       Date of   Expiration  -------------------------------
Name and Principal Position    Granted(#)(1)  Fiscal Year  Price($/Sh)(2)   Grant(2)      Date     0%($)     5%($)       10%($)
------------------------------ ------------- ------------ ---------------- ---------- ----------- ------- ----------- -----------
Laurans A. Mendelson            27,500(4)(5)     9%          $ 14.66       $ 14.66    12/17/09      --    $253,560    $642,536
Chairman of the Board,
President and Chief
Executive Officer

Thomas S. Irwin                 15,400(4)(5)     5%          $ 14.66       $ 14.66    12/17/09      --    $141,994    $359,820
Executive Vice President
and Chief Financial Officer

Eric A. Mendelson               15,400(4)(5)     5%          $ 14.66       $ 14.66    12/17/09      --    $141,994    $359,820
President - Flight Support
Group;
President of HEICO
Aerospace Holdings Corp.

Victor H. Mendelson             15,400(4)(5)     5%          $ 14.66       $ 14.66    12/17/09      --    $141,994    $359,820
President - Electronic
Technologies Group and
General Counsel;
President of HEICO
Electronic Technologies Corp.

James L. Reum                         --         --             --            --         --         --        --          --
Executive Vice President
of HEICO Aerospace
Holdings Corp.

----------------
(1)  No stock appreciation rights have been granted.

(2)  Amounts have been adjusted for a 10% stock dividend paid in July 2000.

(3) Based upon arbitrary assumptions of 0%, 5%, and 10% annual appreciation of the Company's Common Stock and Class A Common Stock through the expiration date of the executive's options granted during the last fiscal year.

(4)  Options were 100% vested at grant.

(5) Represents options granted for Common Stock as adjusted for a 10% stock dividend paid in Class A Common Stock in July 2000.

Aggregated Option/SAR Exercises and
Fiscal Year-End Option/SAR Value Table

     The following table sets forth information concerning options exercised during fiscal 2000 and unexercised options to purchase the Company's Common Stock and Class A Common Stock as of October 31, 2000 under the Company's Combined Stock Option Plan, Non-Qualified Stock Option Plan and 1993 Stock Option Plan held by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the closing prices of HEICO's Common Stock and Class A Common Stock on the composite tape of the New York Stock Exchange ("NYSE") on October 31, 2000:

                       Aggregate Option/SAR Exercises in
                 Last Fiscal Year and FY-End Option/SAR Values

                                                                               Number of          Value of
                                                                              Unexercised        Unexercised
                                                                             Options/SARs       In-the-Money
                                            Shares                           at FY-End(#)       at FY-End($)
                                           Acquired           Value          Exercisable/       Exercisable/
Name and Principal Position             on Exercise(#)     Realized($)     Unexercisable(1)     Unexercisable
------------------------------------   ----------------   -------------   ------------------   --------------
Laurans A. Mendelson                            --              --           1,179,926E         $10,350,435E
Chairman of the Board,
President and Chief
Executive Officer

Thomas S. Irwin                             10,989(2)        $140,863          277,329E         $ 2,010,248E
Executive Vice President
and Chief Financial Officer

Eric A. Mendelson                               --                 --          456,435E         $ 3,160,984E
President - Flight Support Group;
President of HEICO Aerospace
Holdings Corp.

Victor H. Mendelson                             --                 --          456,439E         $ 3,108,502E
President - Electronic Technologies
Group and General Counsel;
President of HEICO Electronic
Technologies Corp.

James L. Reum                               13,585(3)        $188,809          109,987E         $   719,302E
Executive Vice President
of HEICO Aerospace
Holdings Corp.

----------------
E - Denotes exercisable options.

(1) Option share amounts have been adjusted for stock dividends and stock splits.

(2) Represents 1,754 shares of Common Stock and 9,235 shares of Class A Common Stock.

(3) Represents 8,237 shares of Common Stock and 5,348 shares of Class A Common Stock.

                        FINANCE/AUDIT COMMITTEE REPORT

     The Finance/Audit Committee of the Board of Directors ("Audit Committee"), composed entirely of three independent directors, met four times in fiscal 2000. The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The full responsibilities of the Audit Committee are set forth in its formal written Charter, included herein as Appendix A, which was adopted December 1999. The Charter is reviewed and amended annually and approved by the Board.

     In fulfilling its responsibilities, the Audit Committee recommended to the Board, the selection of Deloitte & Touche LLP as the Company's external auditor for fiscal 2000. The Audit Committee:

o Discussed and considered the independence of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of the auditor;

o    Received written affirmation that the auditor is in fact independent;

o    Discussed the overall audit process, receiving and reviewing all reports;

o Involved the external auditor in the Audit Committee's review of the Company's financial statements and related reports;

o And provided to the independent accountant full access to the Audit Committee (and the Board) to report on any and all appropriate matters.

     The Audit Committee provided guidance and oversight to the internal audit functions of the Company. The Company's external auditors were afforded the routine opportunity to meet privately with the Audit Committee and were encouraged to discuss any matters they desired.

     The Audit Committee also met with selected members of management and the auditors to review fiscal 2000 financial statements, discussing such matters as the quality of earnings, estimates, reserves and accruals, suitability of accounting principles, highly judgmental areas; and audit adjustments whether or not recorded. In addition, the Audit Committee considered the quality and adequacy of the Company's internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the Audit Committee felt appropriate.

     Management's responsibility for financial reporting and the opinion of Deloitte & Touche LLP are filed separately in the 2000 annual report and should be read in conjunction with the reading of the financial statements.

     Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended that the Board include the Company's audited consolidated financial statements in its Annual Report on Form 10-K for the year ended October 31, 2000, filed with the Securities and Exchange Commission.

     Submitted by the Finance/Audit Committee of the Company's Board of
Directors: Jacob T. Carwile, Albert Morrison, Jr. and Dr. Alan Schriesheim.

             NOMINATING AND EXECUTIVE COMPENSATION COMMITTEE REPORT

The Committee

     The Nominating and Executive Compensation Committee (the "Compensation Committee") of the Board consists exclusively of members of the Board who were not, during the three year term prior to service on the Compensation Committee or during the period of service on the Compensation Committee, granted options under any Company stock option plan. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its' affiliates. Decisions concerning compensation of the Company's executive officers generally are made by the Compensation Committee and all decisions by the Compensation Committee about compensation of the Company's executive officers are reviewed by the full Board, except that decisions about awards under the Company's 1993 Stock Option Plan are made by the Stock Option Plan Committee (the "SOC") and are ratified by the Board.

Compensation Philosophy

     In general, the Company's primary objectives in establishing executive compensation are: (i) to incentivize management to increase the Company's income and enhance shareholder value; (ii) to align stockholder and management interests; (iii) to encourage management to focusing on the Company's long-term growth; (iv) to attract a high quality management team; (v) to stimulate both entrepreneurial and team objectives by management; and (vi) to recruit and retain top managers in an increasingly competitive compensation market.

     Historically, the Company has refrained from paying large base cash compensation and has paid cash bonuses when the Company recognized quantitative earnings improvements. In 1999, despite continuing record financial performance by the Company, no cash bonuses were paid to any of the Company's executive officers. In 2000, the Company, again, reported record income from continuing operations and the Compensation Committee rewarded the executive officers with cash bonuses contingent upon the sale of the Company's Trilectron subsidiary as discussed below.

     Certain executive officers also received stock options in 2000. The Compensation Committee believes that stock options encourage managers to maximize the Company's stock price by working diligently to increase earnings in order to increase shareholder value. The Compensation Committee also believes that a company's stock price is usually driven by strong earnings and earnings growth and that this philosophy has led to a 93% increase in the Company's Common Stock price from fiscal 1996 to fiscal 2000, and an earnings increase, as measured by net income per diluted share, of 94% over the same period. In addition, stock options allow the Company to limit its cash compensation risk by granting such options which are not directly charged to the Company's reported income and which yield profit for officers only when other shareholders benefit. Further, numerous publicly-held corporations issue stock options to their employees and the Compensation Committee believes that the Company must do so in order to remain competitive in the employment markets.

     Stock option holders do not receive any income or other benefit from their stock options unless all of the Company's shareholders gain from an increase in the Company's stock price. If management's efforts do not result in a share price increase, management will forego potentially sizeable financial gains, and those gains often represent a substantial income expectation for them.

Relationship to Performance Under Compensation Plans

     Compensation paid to the Company's executive officers in 2000, as reflected in the foregoing tables, consisted essentially of base salary, bonuses, and Company contributions to the HEICO Savings and Investment Plan (the "Savings and Investment Plan"). None of the executive officers received bonuses in 1999 despite the Company's record financial performance. All employees of the Company and certain subsidiaries are eligible to participate in the Savings and Investment Plan, but, under

Federal regulations, certain employees of the Company (including Laurans A. Mendelson, Thomas S. Irwin, Eric A. Mendelson, Victor H. Mendelson and James L.
Reum) are limited in their participation. Further, all officers listed herein who are eligible to participate in the Savings and Investment Plan contributed a portion of their compensation to the Savings and Investment Plan in order to receive the maximum of the Company's contribution.

     The Compensation Committee determines executive officers' base salaries through a variety of means, including by using comparative industry data and evaluating earnings growth. In 1999, none of the Company's five executives listed in the Compensation Tables of this Proxy Statement received salary increases or bonuses. Consequently, their cash compensation decreased dramatically. In 2000, the Compensation Committee felt it was important to increase the base compensation levels to those which are comparable to other companies and to award bonuses in connection with the Company's sale of Trilectron.

     During 2000, the Company very successfully sold Trilectron for a substantial gain after having grown the business to approximately four times the size it was when HEICO acquired it in 1996. The strategy and its execution for acquiring, growing and selling Trilectron were devised entirely by the executive officers. The Compensation Committee felt that it was critical to reward the executive officers for this success in order to provide continuing incentives to make similar accomplishments. By sending a clear message to the executive officers that they would receive bonuses upon realizing large gains for the Company, the Compensation Committee believes that it has demonstrated to the executive officers that they will be rewarded for making good financial decisions, even though the Company's size, in terms of revenues, might be temporarily reduced from an asset sale.

     In addition, the following items are among the major factors which the Compensation Committee considered in establishing base salaries for the Company's executive officers in 2000: prevailing executive compensation trends; compensation analysis reports from an independent consulting firm; consultation with executives; known industry standards; local and national compensation practices; alternative employment opportunities available to executives; industry knowledge and experience; complexity and difficulty of responsibilities; special gains upon asset sales and past and expected future contributions to the Company's development.

     The Compensation Committee believes it is crucial to reward management's success in meeting the Company's goals. The Compensation Committee, for example, reviews new product development success because the Company's new product development program is critical to the Company's earnings growth. Because, due in large measure to management's efforts, income from continuing operations increased significantly in 2000 following substantial increases in 1999, 1998, 1997 and 1996, the Compensation Committee felt it was appropriate to reward certain executive officers for this success.

     The Compensation Committee has observed the current management team for the past decade and has concluded that the Compensation Committee's bonus policy has appropriately rewarded and incentivized management for its successes and efforts. During the most recent year, management successfully completed two acquisitions and one divestiture after having completed seven acquisitions and successfully implemented important organizational changes in both the Company's Electronic Technologies Group and the Flight Support Group. Both the Electronic Technologies Group's and the Flight Support Group's revenue and income grew substantially in fiscal 2000 after growing in the prior four years.

     Although the Compensation Committee believes that its compensation policies stimulate appropriate attention to both long-term growth and short-term considerations, it plans to consistently review compensation practices and may, depending upon conditions in its businesses and other factors, alter its policies.

Chief Executive Officer

     The Compensation Committee considers the Chief Executive Officer's compensation each year. The primary standards which the Compensation Committee considers for the Chief Executive Officer's compensation are essentially the same as those described for the executive officers in general. Also, the Compensation Committee assesses past performance, the Chief Executive Officer's ability to deliver predicted results and anticipated future contributions to the Company's growth.

     The Company has prospered substantially under Mr. Mendelson's leadership. Specifically, the Company has expanded its aerospace product line following a restructuring of its aerospace operations, and it has successfully entered and sold two new, profitable lines of business, which grew substantially after their acquisitions by HEICO. Under Mr. Mendelson's leadership, the Company has completed a key strategic alliance with a major airline and fourteen significant strategic acquisitions, has completed a follow-on stock offering which raised $56 million in equity for the Company and has successfully negotiated a $120 million credit facility with a syndicate of banks.

     The Compensation Committee believes it is important to continue to induce Mr. Mendelson to devote substantially all of his professional time and effort to the Company and to forego other potentially lucrative business transactions. In doing so, the Compensation Committee has considered Mr. Mendelson's other successful business activities unrelated to the Company and has provided incentives to devote attention to HEICO.

     Further, the Company's commercial bank has required that the Company retain Mr. Mendelson's services in order to obtain and retain its credit facility. The Company's lender has also required that Mr. Mendelson and his family maintain substantially all of their present ownership position in the Company in order to retain the credit facility. These requirements were made at the lender's sole request as part of the Company's loan agreement with the lender. Accordingly, the Board believes that it is essential to ensure Mr. Mendelson's continued management of the Company by providing him with sufficient incentive to remain as the Company's Chief Executive Officer and to induce him to maintain his significant investment in the Company.

     The Compensation Committee believes that equity ownership by management is essential. Accordingly, because Mr. Mendelson has made a substantial equity commitment to the Company, the Compensation Committee believes it should consider this factor in establishing Mr. Mendelson's compensation level.

2000 Stock Option Grants

     As discussed previously in this report, the Compensation Committee believes that stock options are an important way to align shareholder and management interests because such options will cause managers to reap economic reward only if other shareholders gain. Further, in order to compete with other, larger corporations and with technology businesses for high-quality acquisitions and management talent, the Compensation Committee understands that the Company must supply its managers with the opportunity to realize large financial gains upon the successful implementation of their goals and objectives. Therefore, the Compensation Committee awarded stock options to certain executive officers, as described in the foregoing tables.

     Submitted by the Nominating and Executive Compensation Committee of the Company's Board of Directors: Jacob T. Carwile, Samuel L. Higginbottom, and Guy
C. Shafer.

Employment Agreements

     Thomas S. Irwin and the Company are parties to a key employee termination agreement which provides a lump sum severance payment equal to two years' compensation if his employment is terminated within three years after a change in control of the Company (as defined in the key employee termination agreement).

Performance Graph

     The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the New York Stock Exchange (NYSE) Total Value Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. For purposes of this performance comparison, the Company has selected the Dow Jones Aerospace & Defense Group Index, which is comprised of companies which make air transportation vehicles, major weapons, defense equipment or defense radar systems.



                               [GRAPHIC OMITTED]



                                     1995           1996           1997           1998           1999           2000
                                 ------------   ------------   ------------   ------------   ------------   ------------
HEICO Common Stock* ..........     $ 100.00       $ 161.15       $ 378.02       $ 543.11       $ 394.49       $ 300.53
New York Stock Exchange
  Total Value Index ..........     $ 100.00       $ 120.96       $ 155.40       $ 175.49       $ 202.02       $ 215.12
Dow Jones Aerospace and
Defense Group Index ..........     $ 100.00       $ 135.58       $ 149.35       $ 142.43       $ 117.46       $ 166.00

----------------
* The share price used in determining the Company's shareholder returns on its Common Stock has been retroactively adjusted to give effect to the April 1998 dividend of one share of Class A Common Stock for each two outstanding shares of Common Stock and the July 2000 10% stock dividend paid in Class A Common Stock.

                             SELECTION OF AUDITORS

     The Board has not yet selected an independent public accounting firm to serve as the Company's auditors for fiscal 2001. The Board is expected to decide on this matter shortly after the 2000 annual meeting.

     Representatives of Deloitte & Touche LLP, the Company's auditors since fiscal 1990, are expected to be present at the annual meeting. Such representatives will have an opportunity to make a statement, if they desire to do so, and will be available to answer questions that may be asked by shareholders.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal year ending October 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

        Audit Fees ..............................        $   191,000
        Financial Information Systems
          Design and Implementation Fees ........        $        --
        All Other Fees ..........................        $   258,000(1)(2)

----------------
(1) Includes fees for tax return preparation, tax consulting on the Company's retirement plans and acquisitions, audit of the HEICO Savings and Investment Plan and other non-audit services.

(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.


                           PROPOSALS OF SHAREHOLDERS

     If any shareholder of the Company wishes to present a proposal for action at the Company's annual meeting of shareholders presently scheduled for March 19, 2002, notice of such presentation must be received by the Company at its principal executive office, 3000 Taft Street, Hollywood, Florida 33021, on or before October 31, 2001.


                           GENERAL AND OTHER MATTERS

     Neither HEICO nor the members of its Board intend to bring before the meeting any matters other than those referred to in the accompanying Notice of Meeting. They have no present knowledge that any other matters will be presented to be acted on pursuant to your proxy. However, if any other matters properly come before the meeting, the persons whose names appear in the enclosed form of proxy intend to vote the proxy in accordance with their judgment.


                                             BY ORDER OF THE BOARD OF DIRECTORS,
                                                            Laurans A. Mendelson
                                                Chairman of the Board, President
                                                     and Chief Executive Officer

                                                                     APPENDIX A

                HEICO Corporation Finance/Audit Committee Charter


Role and independence

     The Finance/Audit Committee (the Committee) of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.

The Board of Directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

Responsibilities

     The Committee's primary responsibilities include:

o Primary input into the recommendation to the Board for the selection and retention of the independent accountant that audits the financial statements of the corporation. In the process, the Committee will discuss and consider the auditors written affirmation that the auditor is in fact independent; will discuss the nature and rigor of the audit process, receive all reports and will provide to the independent accountant full access to the Committee (and the Board) to report on any and all appropriate matters. The independent accountant is ultimately accountable to the Board and the Committee.

o Provision of guidance and oversight to the internal audit function of the corporation, including review of the organization, plans and results of such activity.

o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

o Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

o Discussion with management and the auditors of the quality and adequacy of the Company's internal controls.

o Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

o Reporting on Committee activities to the Board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders as may be required by Securities and Exchange Commission rules.

                                HEICO CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 20, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of HEICO CORPORATION hereby appoints Laurans A. Mendelson and Thomas S. Irwin, or either of them, the true and lawful attorney or attorneys and proxy or proxies of the undersigned with full power of substitution and revocation to each of them, to vote all the shares of stock which the undersigned would be entitled to vote, if there personally present, at the Annual Meeting of Shareholders of HEICO CORPORATION called to be held at The Sheraton Fort Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida at 10:00 a.m. on March 20, 2001 (notice of such meeting has been received), and at any adjournments thereof, with all powers which the undersigned would possess if personally present. Without limiting the generality of the foregoing, said attorneys and proxies are authorized to vote as indicated below.

         1.       ELECTION OF DIRECTORS

                  NOMINEES: Samuel L. Higginbottom, Wolfgang Mayrhuber, Laurans
                  A. Mendelson, Eric A. Mendelson, Victor H. Mendelson, Albert Morrison, Jr., Dr. Alan Schriesheim

                  [ ] FOR all nominees listed    [ ] WITHHOLD AUTHORITY
                                                     to vote for all nominees
                                                     listed above

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

         2. In their discretion, upon such other matters which may properly come before the meeting or any adjournments.

                           (CONTINUED FROM OTHER SIDE)

THIS PROXY WILL BE VOTED AS DIRECTED BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING.

                                    Dated :_________________________, 2001

                                    Signature of Shareholder ___________________

                                    Signature of Shareholder ___________________

                           (Please sign exactly as name appears hereon. If Executor, Trustee, etc., give full title. If Stock is held in the name of more than one person, each should sign.)